                                                                      EXHIBIT 11


                  Specialty Care Network, Inc. and Subsidiaries

                        Computation of Per Share Earnings

                                                     FOR THE           FOR THE          FOR THE           FOR THE
                                                      THREE             THREE             SIX               SIX
                                                     MONTHS            MONTHS           MONTHS            MONTHS
                                                      ENDED             ENDED            ENDED             ENDED
                                                  JUNE 30, 1999     JUNE 30, 1998    JUNE 30, 1999     JUNE 30, 1998
                                                  -------------     -------------    -------------     -------------
 Weighted average
    Shares outstanding                              15,686,434        18,197,911       16,031,953       17,965,904

 Effect of dilutive securities:
    Employee stock options                             702,114           381,815          351,149          461,288
                                                   -----------       -----------      -----------      -----------

 Weighted average number of
    Common shares and common
    Share equivalents used in
    Computation                                     16,388,548        18,579,726       16,383,102       18,427,192
                                                   ===========       ===========      ===========      ===========

 Net income                                        $ 2,169,073       $ 1,214,282      $ 1,876,249      $ 3,500,605
                                                   ===========       ===========      ===========      ===========
 Net income per common
    Share (basic)                                  $      0.14       $      0.07      $      0.12      $      0.19
                                                   ===========       ===========      ===========      ===========
 Net income per common
    Share (diluted)                                $      0.13       $      0.07      $      0.11      $      0.19
                                                   ===========       ===========      ===========      ===========